UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Amplitude, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40817	45-3937349
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Third Street Suite 200
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650)988-5131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	AMPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2022, Amplitude, Inc. (the “Company”) announced the appointment of Thomas Hansen to serve as the Company’s President, effective June 30, 2022.

Mr. Hansen, age 52, previously served as the Chief Revenue Officer of UiPath, Inc. (“UiPath”), a publicly-traded robotics software company, from April 2020 until May 2022. Prior to joining UiPath, Mr. Hansen served as Senior Vice President of Operations, Carbon Black Security Division at VMware, Inc., a software company, from October 2019 to April 2020. Until its acquisition by VMware in October 2019, Mr. Hansen held multiple positions at Carbon Black, Inc., a cybersecurity company, serving as Chief Operating Officer and Executive Vice President from October 2018 to October 2019 and Chief Revenue Officer and Executive Vice President from July 2017 to October 2018. Previously, Mr. Hansen served as Global Vice President of Revenue for Dropbox, Inc., a cloud computing company, from August 2015 to July 2017. Mr. Hansen holds a B.S. in Economics & Business Administration and an M.S. in Economics & Business Administration, both from the Copenhagen Business School.

In connection with Mr. Hansen’s appointment, the Company and Mr. Hansen entered into an offer letter (the “Offer Letter”). The Offer Letter provides for an annual base salary of $500,000, and Mr. Hansen will also be eligible to receive annual variable compensation of $500,000, subject to the achievement of certain performance criteria. Subject to the approval of the Board of Directors of the Company, on or as soon as reasonably practicable after Mr. Hansen’s employment start date, Mr. Hansen will also be awarded an option to purchase 675,000 shares of the Company’s Class A common stock (the “Option Award”) and 1,000,000 restricted stock units (the “RSU Award”), pursuant to the Company’s 2021 Incentive Award Plan (the “Plan”). The Option Award will vest and become exercisable in 60 equal monthly installments following Mr. Hansen’s start date, such that the Option Award would be fully vested and exercisable on the fifth anniversary of Mr. Hansen’s start date, subject to Mr. Hansen’s continued service to the Company through each vesting date. The RSU Award will vest in 20 equal quarterly installments following Mr. Hansen’s start date, such that the RSU Award would be fully vested on the fifth anniversary of Mr. Hansen’s start date, subject to Mr. Hansen’s continued service to the Company through each vesting date. If Mr. Hansen experiences a Termination of Service without Cause (as each is defined in the Plan) or if he leaves the Company for Good Reason (as defined in the Offer Letter) during the period commencing three months prior to, and ending 12 months following, the closing of a Change in Control (as defined in the Plan), 100% of Mr. Hansen’s then-unvested options and restricted stock units will accelerate and become fully vested. The foregoing description of the material terms of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete terms of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Also, in connection with his appointment, Mr. Hansen will enter into the Company’s standard form of indemnification agreement for executive officers and standard form of employment agreement for executive officers (the “Employment Agreement”), the forms of which were filed as Exhibits 10.5 and 10.7, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-259168), filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 30, 2021. Pursuant to the Employment Agreement, if Mr. Hansen’s employment with the Company is terminated without Cause or he resigns for Good Reason (as each is defined in the Employment Agreement), he will be entitled to receive: (i) a cash payment equal to six months base salary and (ii) payment or reimbursement of the cost of continued healthcare coverage for six months. In lieu of the foregoing benefits, if Mr. Hansen’s employment with the Company is terminated without Cause or he resigns for Good Reason during the period commencing three months prior to, and ending 12 months following, the closing of a Change in Control (as defined in the Plan), Mr. Hansen will be entitled to receive: (i) a cash payment equal to 12 months base salary plus 100% of his target annual bonus, (ii) payment or reimbursement of the cost of continued healthcare coverage for 12 months, and (iii) full accelerated vesting of any of his unvested equity awards (except for any performance awards, which shall be governed by the terms of the applicable award agreement). The foregoing severance benefits are subject to Mr. Hansen’s delivery of an executed release of claims against the Company and continued compliance with his confidentiality agreement with the Company.

Mr. Hansen does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and Mr. Hansen is not a party to any arrangement or understanding with any other person to which he was selected as an officer. In addition, there are no transactions in which Mr. Hansen had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Following Mr. Hansen’s appointment, Matthew Heinz will continue to serve as the Company’s Chief Revenue Officer, but will no longer serve as an executive officer of the Company within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release, dated July 1, 2022, announcing the appointment of Mr. Hansen as the Company’s President is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release, dated July 1, 2022, issued by Amplitude, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Amplitude, Inc.

Date:	July 1, 2022	By:	/s/ Elizabeth Fisher
Name: Elizabeth Fisher Title: General Counsel and Corporate Secretary